Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 15, 2019 (the “Second Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and XERIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 180 North LaSalle Street, Suite 1810, Chicago, IL 60601 (“Borrower”).
WHEREAS, Collateral Agent, Borrower and the Lenders party to the Loan Agreement from time to time have entered into that certain Loan and Security Agreement, dated as of February 28, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower, the Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Borrower hereby reaffirms the security interest granted by Borrower previously in Section 4.1 of the Loan Agreement with respect to the Collateral.

3.	Section 6.6(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a)    Maintain all of Borrower’s and its Subsidiaries’ Collateral Accounts with Bank or its Affiliates in accounts which are subject to a Control Agreement in favor of Collateral Agent; provided, however, that Borrower and its Subsidiaries (other than Xeris Pharmaceuticals Australia Pty Ltd. and Xeris Pharmaceuticals Ireland Limited) may maintain (i) cash collateral deposit accounts at JPM Chase in accordance with the terms of clause (j) of the definition of Permitted Lien that are not required to be subject to a Control Agreement, (ii) deposit accounts at JPM Chase, which are existing on the Effective Date and disclosed on the Perfection Certificate, that are not required to be subject to a Control Agreement, so long as, in the case of clause (ii), (A) Borrower and its Subsidiaries maintain an aggregate minimum cash balance equal to the outstanding Obligations hereunder plus Five Million Dollars ($5,000,000.00) in Borrower’s and its Subsidiaries’ Collateral Accounts with Bank or its Affiliates subject to Control Agreements in favor of Collateral Agent, and (B) such accounts are either closed or subject to Control Agreements in favor of Collateral Agent within sixty (60) days after the Effective Date, and (iii) Borrower’s and its Subsidiaries’ other deposit accounts not with Bank, so long as, in the case of clause (iii), (A) Borrower and its Subsidiaries maintain an aggregate minimum cash balance equal to the outstanding Obligations hereunder plus Five Million Dollars ($5,000,000.00) in Borrower’s and its Subsidiaries’ Collateral Accounts with Bank or its Affiliates subject to Control Agreements in favor of Collateral Agent, and (B) such accounts are subject to Control Agreements in favor of Collateral Agent; provided, further, that Xeris Pharmaceuticals Australia Pty Ltd. may maintain deposit accounts at a bank or banks, reasonably acceptable to Collateral Agent, which shall be disclosed on a Perfection Certificate, that are not required to be subject to a Control Agreement, so long as, the aggregate cash balance maintained in such deposit accounts does not exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00) at any time, and (B) the aggregate amount of cash transferred by Borrower into such deposit account(s) does not exceed the following amounts transferred in the specified fiscal year: $4,150,000.00 in 2019, $5,501,000.00

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in 2020, $4,156,000.00 in 2021, and $2,630,000.00 in each of 2022 and 2023; provided, further, that Xeris Pharmaceuticals Ireland Limited may maintain deposit accounts at a bank or banks, reasonably acceptable to Collateral Agent, which shall be disclosed on a Perfection Certificate, that are not required to be subject to a Control Agreement, so long as, the aggregate cash balance maintained in such deposit accounts does not exceed One Hundred Thousand Dollars ($100,000.00) at any time, and (B) the aggregate amount of cash transferred by Borrower into such deposit account(s) does not exceed One Hundred Thousand Dollars ($100,000.00) in any fiscal year.”

4.	Section 6.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.12    Creation/Acquisition of Subsidiaries. In the event Borrower, or any of its Subsidiaries creates or acquires any Subsidiary, Borrower shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co‑Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each such newly created Subsidiary; provided, however, that solely in the circumstance of Xeris Pharmaceuticals Australia Pty Ltd. and Xeris Pharmaceuticals Ireland Limited, (i) such Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Subsidiary.”

5.	Section 7.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, and (c) intercompany loans made by Borrower to Xeris Pharmaceuticals Australia Pty Ltd. and Xeris Pharmaceuticals Ireland Limited described in clause (h) of the definition of Permitted Indebtedness.”

6.	Section 7 of the Loan Agreement is hereby amended by adding the following Section 7.12 immediately following Section 7.11 therein:

“7.12    Subsidiary Assets. Permit the aggregate amount of cash and value of assets held or maintained by (i) Xeris Pharmaceuticals Australia Pty Ltd. to exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00) at any time, and (ii) Xeris Pharmaceuticals Ireland Limited to exceed One Hundred Thousand Dollars ($100,000.00) at any time.”

7.	Section 13 of the Loan Agreement is hereby amended by renumbering clause (h) of the definition of Permitted Indebtedness as clause (i), and adding the following as a new clause (h):

“(h)    Indebtedness, to the extent permitted under clause (f) of the definition of Permitted Investments, of Xeris Pharmaceuticals Australia Pty Ltd. and Xeris Pharmaceuticals Ireland Limited owing to Borrower; and”

8.	Section 13 of the Loan Agreement is hereby amended by amending and restating the definition of Permitted Investments as follows:

“‘Permitted Investments’ are:
(a)Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

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(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(d)Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest or which are otherwise maintained in compliance with Section 6.6;

(e)Investments in connection with Transfers permitted by Section 7.1;

(f)Investments by Borrower in (i) Xeris Pharmaceuticals Australia Pty Ltd. not to exceed the following aggregate amounts made in the specified fiscal year: $4,150,000.00 in 2019, $5,501,000.00 in 2020, $4,156,000.00 in 2021, and $2,630,000.00 in each of 2022 and 2023, and (ii) Xeris Pharmaceuticals Ireland Limited not to exceed One Hundred Thousand Dollars ($100,000.00) in any fiscal year;

(g)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(h)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;

(j)non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non‑exclusive licensing of technology, the development of technology or the providing of technical support;

(k)non-cash Investments in connection with Permitted Acquisitions; and

(l)Investments by Borrower or any Subsidiary in Borrower or any other Subsidiary of Borrower which is a “co-Borrower” hereunder or a Guarantor.”

9.	Limitation of Amendments.

a.
The amendments set forth in Sections 3 through 8, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which the Lenders, or obligation which Borrower, may now have or may have in the future under or in connection with any Loan Document.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

10.	Release by Borrower.

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a.
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

b.
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in respect of the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

c.
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

d.	Borrower hereby represents and warrants to Collateral Agent and the Lenders, and Collateral Agent and the Lenders are relying thereon, as follows:

i.
Except as expressly stated in this Amendment, neither Collateral Agent, the Lenders nor any agent, employee or representative of any of them has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

ii.	Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

iii.	The terms of this Amendment are contractual and not a mere recital.

iv.	This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

v.
Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and the Lenders, defend and hold each harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

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11.	To induce Collateral Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Lenders as follows:

a.
Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (ii) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on September 4, 2018 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

12.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

13.
This Amendment shall be deemed effective as of the Second Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts with the Lenders.

14.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

15.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

XERIS PHARMACEUTICALS, INC.

By /s/ Barry M. Deutsch
Name: Barry M. Deutsch
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By /s/ Kristine Rohmer
Name: Kristine Rohmer
Title: Vice President

[Signature Page - Second Amendment to Loan and Security Agreement]